                                                                               .
                                                                               .
                                                                               .

                               SPECIFICATIONS PAGE

TYPE OF CERTIFICATE:   [Individual Retirement Annuity]

INITIAL PAYMENT:                         [$100,000.00]

OWNER:                                 [JOHN X. SMITH]

ANNUITANT:                             [JOHN X. SMITH]

CO-ANNUITANT:                            [MARY. SMITH]

CERTIFICATE DATE:                           [1/1/2008]

CERTIFICATE NUMBER:                        [000000005]

GOVERNING LAW:                                      NY

ANNUITANT'S AGE                                   [55]

CO-ANNUITANT'S AGE                                [53]

PLAN    Guaranteed Income for Life Rollover Variable Annuity

                                FEES AND CHARGES

CERTIFICATE ASSET FEE                 [0.35%]
LIFETIME INCOME BENEFIT FEE           [0.40%]
MAXIMUM LIFETIME INCOME BENEFIT FEE   [0.65%]

                             LIFETIME INCOME BENEFIT

MINIMUM HOLDING PERIOD EXPIRATION     [1/1/2011]
MINIMUM HOLDING PERIOD DURATION       [5 years]
LIFETIME INCOME AGE                   [59 1/2]
SINGLE LIFETIME INCOME PERCENTAGE     [5.0%]
SPOUSAL LIFETIME INCOME PERCENTAGE    [4.5%]
BENEFIT BASE PERCENTAGE               [100%]
TRANSFERRED BENEFIT BASE              [$125,000]
PAYMENT LIMIT PERCENTAGE              [20%]
STEP-UP DATES                         Every [Certificate Anniversary] up to the anniversary on or after the earlier of the Annuitant's or any co-Annuitant's
                                      [85th] birthday.

SP.VEN200.08-CERT-IRA-NY


                                       S.1

                          LIMITS - PAYMENTS & TRANSFERS

PAYMENT LIMITS                The initial Payment is shown above. No Additional
                              Payment will be accepted without our prior
                              approval that either

                                   (a) exceeds $[25,000], or

                                   (b) causes the total of all Additional
                                       Payments received to exceed $[25,000].

                              No Additional Payment will be accepted after the older of the Annuitant or any co-Annuitant attains age [81].

IRA PAYMENT LIMITS            Payments may not include any amounts other than a
                              rollover contribution (as permitted by IRC
                              Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8),
                              403(b)(10), 408(d)(3) and 457(e)(16)), a
                              nontaxable transfer from an individual retirement
                              plan under IRC Section 7701(a)(37), a contribution
                              made in accordance with the terms of a Simplified
                              Employee Pension as described in IRC Section
                              408(k), and a contribution in cash not to exceed
                              the amount permitted under IRC Sections 219(b) and
                              408(b), (or such other amount provided by
                              applicable federal tax law). In particular, unless
                              otherwise provided by applicable federal tax law:

                                   A.   The total cash contributions shall not
                                        exceed $4,000 for any taxable year
                                        beginning in 2007 and $5,000 for any
                                        taxable year beginning in 2008 and years thereafter. After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under IRC Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

                                   B.   In the case of an individual who is 50
                                        or older, the annual cash contribution
                                        limit is increased by $1,000 for any
                                        taxable year beginning in 2006 and years thereafter.

                                   C.   In addition to the amounts described in
                                        paragraphs A and B above, an individual
                                        may make a repayment of a qualified
                                        reservist distribution described in IRC
                                        section 72(t)(2)(G) during the 2-year
                                        period beginning on the day after the
                                        end of the active duty period or by
                                        August 17, 2008, if later.

                                   D.   In addition to the amounts described in
                                        paragraphs A and C above, an individual
                                        who was a participant in a IRC section
                                        401(k) plan of a certain employer in
                                        bankruptcy described in IRC section
                                        219(b)(5)(C) may contribute up to
                                        $3,000 for taxable years beginning after 2006 and before 2010 only. An individual who makes contributions under this paragraph D may not also make contributions under paragraph B.

                                   E. No contribution will be accepted under a SIMPLE IRA plan established by any employer pursuant to IRC Section 408(p).
                                        No transfer or rollover of funds
                                        attributable to contributions made by a
                                        particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an individual retirement account under IRC Section 408(a) or an individual retirement annuity under IRC
                                        Section 408(b) used in conjunction with
                                        a SIMPLE IRA plan, prior to the
                                        expiration of the two-year period
                                        beginning on the date the Owner first
                                        participated in that employer's SIMPLE
                                        IRA plan.

SP.VEN200.08-CERT-IRA-NY


                                       S.2

TRANSFER CHARGES AND          We limit the number of transfers you may make
LIMITATIONS - BEFORE          among each Variable Investment Option to two per
MATURITY DATE                 calendar month. We do not impose a charge for the
                              first 12 transfers in a Contract Year. For each
                              additional transfer during a Contract Year, we may
                              assess a charge not to exceed the lesser of $25 or
                              2% of the amount of each transfer.

                              You may transfer to a Money Market Investment
                              Option even if you have reached the
                              two-transfer-per-month limit if you transfer 100% of the value of all Variable Investment Options to the Money Market Investment Option. If such a transfer is made, you may not make any subsequent transfers from the Money Market Investment Option for 30 days after the transfer.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Option each time you make a transfer. If, after the transfer, the amount remaining in the Investment Option from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

TRANSFER LIMITATIONS - ON     Once Annuity Payments have begun, you may not make
OR AFTER MATURITY DATE        transfers from a Fixed Annuity option to a
                              Variable Annuity option or from a Variable Annuity
                              option to a Fixed Annuity option.

                              Once Variable Annuity payments begin, you may transfer all or part of the investment on which the payments are based from one Investment Option to another. We may limit the maximum number of transfers you may make per Contract Year to 4. In addition, the transfer privilege may be deferred at any time we are unable to purchase or redeem shares of a Portfolio.

SP.VEN200.08-CERT-IRA-NY


                                       S.3

                        INITIAL ALLOCATION OF NET PAYMENT
                      (SEE BELOW FOR ALL AVAILABLE OPTIONS)

VARIABLE INVESTMENT OPTIONS:

[LIFESTYLE BALANCED]   [100.00%]

TOTAL                   100.00%

                          AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: [JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A]

VARIABLE INVESTMENT OPTIONS

     [American Diversified Growth & Income]
     [American Fundamental Holdings]
     [American Global Diversification]
     [Franklin Templeton Founding Allocation]
     [LIFESTYLE PORTFOLIOS:]
          [Growth]
          [Balanced]
          [Moderate]
          [Conservative]
     [Money Market]

SP.VEN200.08-CERT-IRA-NY


                                       S.4

                                ANNUITY BENEFITS

MATURITY DATE:                [1/1/2048]

ANNUITY COMMENCEMENT DATE     [1/1/2043]

ANNUITY OPTION:               [Life 5-Year Certain]

                              [The guarantee period for the Annuity Option may be reduced to comply with the period permitted under Section 1.401(a)(9)-6 of the Income Tax
                              Regulations, except as otherwise provided by applicable federal tax law.]

ANNUITY PAYMENTS - GENERAL    The rates for Annuity Payments are determined
INFORMATION                   based on:

                                   -    Mortality Table: Annuity 2000 Table
                                        projected from 2002 to date of
                                        annuitization at Scale G

                                   -    Fixed Annuity Payment Interest Rate: 3%
                                        interest per year

                                   -    Variable Annuity Payment Assumed
                                        Interest Rate: 3.00%

                              The amount of each Annuity Payment will depend upon the sex and age of the Annuitant, the Co-Annuitant, if any, or other payee.

                             BENEFICIARY INFORMATION

[Mary Smith]

                                   DISCLOSURE

PURSUANT TO THE FEDERAL DEFENSE OF MARRIAGE ACT, SAME-SEX MARRIAGES ARE NOT RECOGNIZED FOR PURPOSES OF FEDERAL LAW. THEREFORE, THE FAVORABLE TAX TREATMENT PROVIDED BY FEDERAL TAX LAW TO AN OPPOSITE-SEX SPOUSE IS NOT AVAILABLE TO A SAME-SEX SPOUSE. SAME-SEX SPOUSES SHOULD CONSULT A TAX ADVISOR PRIOR TO PURCHASING ANNUITY PRODUCTS THAT PROVIDE BENEFITS BASED UPON STATUS AS A SPOUSE, AND PRIOR TO EXERCISING ANY SPOUSAL RIGHTS UNDER AN ANNUITY.

THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CERTIFICATE REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.

SP.VEN200.08-CERT-IRA-NY


                                       S.5